Exhibit 99.1

For Release: Wednesday, Feb. 4, 2015, 7:30 a.m. EST

GM Reports Q4 2014 Net Income of $1.1 Billion
Q4 EBIT-adjusted of $2.4 billion, up from $1.9 billion in 2013

•	Q4 EPS of $0.66 including net loss from special items of $(0.53) per share

•	Full-year net income of $2.8 billion closes fifth consecutive profitable year

•	Full-year EBIT-adjusted of $6.5 billion included $2.8 billion in recall-related costs and restructuring costs of $1.0 billion

•	GM expects to increase its second quarter common stock dividend 20 percent to 36 cents per share

DETROIT - General Motors Co. (NYSE: GM) today announced fourth quarter net income attributable to common stockholders of $1.1 billion, or $0.66 per diluted share, which included a net loss from special items of $0.9 billion or $(0.53) per diluted share. Included in special items during the quarter was an $(0.8) billion reduction to net income attributable to common stockholders related to the redemption of all outstanding Series A preferred shares.

In the fourth quarter of 2013, GM’s net income attributable to common stockholders was $0.9 billion, or $0.57 per diluted share, including a net loss from special items of $0.2 billion or $(0.10) per diluted share. Revenue in the fourth quarter of 2014 was $39.6 billion, compared with $40.5 billion in the fourth quarter of 2013.

Earnings before interest and tax (EBIT) adjusted was $2.4 billion in the fourth quarter of 2014, compared with $1.9 billion in the fourth quarter of 2013.

“A strong fourth quarter helped us deliver very good core operating results in 2014 despite significant challenges we and the industry faced,” said GM CEO Mary Barra. “By keeping our customers at the center of all our decisions, we addressed those challenges head-on and outlined a customer-focused strategic plan that will guide our company well into the future.”

Full-Year Results

GM reported 2014 full-year net income attributable to common stockholders of $2.8 billion, or $1.65 per diluted share, down from $3.8 billion, or $2.38 per diluted share in 2013. Core automotive operating performance improved in 2014, but results were more than offset by incremental recall and restructuring costs, and a net loss from special items.

Special items during the calendar year impacted full-year net income to common stockholders unfavorably by $(2.4) billion, or $(1.40) per diluted share, compared to an unfavorable $(1.3) billion impact in 2013, or $(0.80) per diluted share.

In 2014, full-year net income was also impacted unfavorably by recall-related pre-tax costs of $2.8 billion, or $(1.07) per diluted share. Income tax expense in 2014 was favorably impacted by recall-related costs and special items.

Revenue increased to $155.9 billion, compared with $155.4 billion in 2013.

Full-year EBIT-adjusted was $6.5 billion, compared with $8.6 billion in 2013. Full-year EBIT-adjusted for 2014 includes the impact of $2.8 billion for recall-related costs and restructuring charges of $1.0 billion.

Based on GM’s continued strong results, and consistent with its stated strategy of a strong and growing dividend, the company intends to increase the second quarter dividend on its common stock by 20 percent to 36 cents per share. The decision on the expected dividend increase will be made by the GM Board of Directors as part of the regularly scheduled second quarter dividend declaration procedure.

“Our intention to increase the dividend is consistent with our balanced capital allocation strategy and reflects the confidence we have in the growing strength of our business,” said Barra.  “Our goal is to maximize long-term shareholder value through both stock price appreciation and return of capital.”

Overview (in billions except for per share amounts)

	Q4 2013	Q4 2014	Full-year 2013	Full-year 2014
Revenue	$40.5	$39.6	$155.4	$155.9
Net income attributable to common stockholders	$0.9	$1.1	$3.8	$2.8

Earnings per share (EPS) diluted	$0.57	$0.66	$2.38	$1.65
Impact of special items on EPS diluted	$(0.10)	$(0.53)	$(0.80)	$(1.40)

EBIT-adjusted	$1.9	$2.4	$8.6	$6.5
Automotive net cash flow from operating activities	$2.8	$3.8	$11.0	$10.1
Adjusted automotive free cash flow	$1.1	$1.8	$3.7	$3.1

Segment Results

•
GM North America (GMNA) reported EBIT-adjusted of $2.2 billion in the fourth quarter of 2014, compared with $1.9 billion in 2013. Full-year EBIT-adjusted was $6.6 billion, which included the impact of $2.4 billion in recall-related costs in 2014. This compares to EBIT-adjusted of $7.5 billion in 2013. Based on GMNA’s 2014 financial performance, the company will award variable pay of up to $9,000 to approximately 48,400 eligible GM U.S. hourly employees.

•
GM Europe (GME) reported EBIT-adjusted of $(0.4) billion in the fourth quarter of 2014, which includes $0.1 billion for restructuring costs. This compares with $(0.4) billion in 2013, which also included $0.1 billion in restructuring costs. Full-year EBIT-adjusted was $(1.4) billion in 2014, which includes $0.7 billion in restructuring costs. This compares with EBIT-adjusted of $(0.9) billion in 2013, which included $0.2 billion in restructuring costs.

•
GM International Operations (GMIO) reported EBIT-adjusted of $0.4 billion in the fourth quarter of 2014, compared with $0.2 billion in 2013. Full-year EBIT-adjusted was $1.2 billion in 2014, compared with $1.3 billion in 2013. Included in the consolidated results for GMIO, GM China equity income during the fourth quarter of 2014 was $0.5 billion, compared to $0.4 billion in 2013. Full-year equity income for GM China was $2.1 billion, compared to $1.8 billion in 2013.

•
GM South America (GMSA) reported EBIT-adjusted of $0.1 billion in the fourth quarter of 2014, compared with breakeven in 2013. Full-year EBIT-adjusted was $(0.2) billion in 2014, compared with EBIT-adjusted of $0.3 billion in 2013.

•
GM Financial reported earnings before taxes (EBT) adjusted of $0.1 billion in the fourth quarter of 2014, compared with $0.2 billion in 2013. Full-year EBT adjusted was $0.8 billion, compared to $0.9 billion in 2013.

“Our underlying business operations showed significant improvement this year,” said Chuck Stevens, GM executive vice president and chief financial officer. “In 2015, we’ll continue to focus on driving further improvements to keep us on a glide path to achieve our near-term and long-term objectives.”

Cash Flow and Liquidity

For the fourth quarter of 2014, automotive cash flow from operating activities was $3.8 billion, compared to $2.8 billion in 2013. In the fourth quarter of 2014, adjusted automotive free cash flow was $2.4 billion excluding the effect of $0.6 billion in recall-related cash payments. Adjusted automotive free cash flow was $1.1 billion in the fourth quarter of 2013.

For the full year, adjusted automotive free cash flow was $4.8 billion excluding the effect of $1.6 billion in recall-related cash payments. Adjusted automotive free cash flow was $3.7 billion in 2013.

GM ended 2014 with strong total automotive liquidity of $37.2 billion, compared with $38.3 billion at year-end in 2013. Automotive cash and marketable securities was $25.2 billion at the end of 2014, compared with $27.9 billion a year earlier.

Pension Update

GM’s year-end global pension obligations of $104.6 billion were approximately 77 percent funded at the end of 2014. The year-end underfunded position was $24.1 billion, up from $19.9 billion at the end of 2013.

GM’s U.S. defined benefit pension plan obligations of $76.7 billion ended the year approximately 86 percent funded. The year-end underfunded position was $10.9 billion, up from $7.3 billion the year prior. For 2014, the return on U.S. defined benefit pension plan assets was approximately 12 percent.

Under current economic conditions, GM expects no significant, mandatory contributions to U.S. defined benefit pension plans for at least five years. While the company will continue to evaluate opportunities to make voluntary cash contributions, it has no current plans to do so in 2015.

General Motors Co. (NYSE:GM, TSX: GMM) and its partners produce vehicles in 30 countries, and the company has leadership positions in the world's largest and fastest-growing automotive markets. GM’s brands include Chevrolet and Cadillac, as well as Baojun, Buick, GMC, Holden, Daewoo, Jiefang, Opel, Vauxhall and Wuling. More information on the company and its subsidiaries, including OnStar, a global leader in vehicle safety, security and information services, can be found at http://www.gm.com.
# # #
CONTACTS:

Tom Henderson 313-410-2704 GM Finance Communications tom.e.henderson@gm.com	Randy Arickx 313-268-7070 GM Investor Relations randy.c.arickx@gm.com

Forward-Looking Statements
In this press release and in related comments by our management, our use of the words ”plans,” “expect,” “anticipate,” “possible,” “potential,” “target,” “believe,” “commit,” “intend,” “continue,” “may,” “would,” “could,” “should,” “project,” “appears,” “potential,” “projected,” “upside,” “positioned,” “outlook” or similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. We believe these judgments are reasonable, but these statements are not guarantees of any events or financial results, and our actual results may differ materially due to a variety of important factors. Among other items, such factors may include: our ability to realize production efficiencies and to achieve reductions in costs as a result of our restructuring initiatives and labor modifications; our ability to maintain quality control over our vehicles and avoid material vehicle recalls and the cost and effect on our reputation of product recalls; our ability to maintain adequate financing sources, including as required to fund our planned significant investment in new technology; the ability of our suppliers to timely deliver parts, components and systems; our ability to realize successful vehicle applications of new technology; overall strength and stability of our markets, particularly outside of North America and China; costs and risks associated with litigation and government investigations including those related to our recent recalls; and our ability to continue to attract new customers, particularly for our new products. GM's most recent annual report on Form 10-K provides information about these and other factors, which we may revise or supplement in future reports to the SEC.

Exhibit 1

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The accompanying tables and charts include earnings before interest and taxes adjusted for special items, presented net of noncontrolling interests (EBIT-adjusted) and Automotive adjusted free cash flow. These metrics are not prepared in accordance with Accounting Principles Generally Accepted in the United States of America (U.S. GAAP) and have not been audited or reviewed by GM's independent auditors. EBIT-adjusted and Adjusted automotive free cash flow are considered non-GAAP financial measures.

Management believes these non-GAAP financial measures provide meaningful supplemental information regarding GM's operating results because they exclude amounts that management does not consider part of operating results when assessing and measuring the operational and financial performance of the organization. Management believes these measures allow it to readily view operating trends, perform analytical comparisons and benchmark performance between periods and among geographic regions. Accordingly, GM believes these non-GAAP financial measures are useful in allowing for additional transparency of GM's core operations and they are therefore used by management in its financial and operational decision-making.

While management believes that these non-GAAP financial measures provide useful information, they are not operating measures under U.S. GAAP, and there are limitations associated with their use. GM's calculation of these non-GAAP financial measures may not be completely comparable to similarly titled measures of other companies due to potential differences between companies in their method of calculation. As a result the use of these non-GAAP financial measures has limitations and should not be considered in isolation from, or as a substitute for, related U.S. GAAP measures.

The following table summarizes the reconciliation of EBIT-adjusted to its most comparable U.S. GAAP measure, Income before income taxes (dollars in millions):

	Three Months Ended		Years Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Operating segments
GM North America (GMNA)	$2,209	$1,884	$6,603	$7,461
GM Europe (GME)(a)	(393)	(365)	(1,369)	(869)
GM International Operations (GMIO)(a)	396	228	1,222	1,255
GM South America (GMSA)	89	27	(180)	327
General Motors Financial Company, Inc. (GM Financial)(b)	119	225	803	898
Total operating segments(c)	2,420	1,999	7,079	9,072
Corporate and eliminations	(6)	(100)	(585)	(494)
EBIT-adjusted(c)	2,414	1,899	6,494	8,578
Special items	(300)	(691)	(2,327)	(805)
Automotive interest income	56	57	211	246
Automotive interest expense	(104)	(117)	(403)	(334)
Gain (loss) on extinguishment of debt	200	26	202	(212)
Net income (loss) attributable to noncontrolling interests	22	13	69	(15)
Income before income taxes	$2,288	$1,187	$4,246	$7,458
__________

(a)
In the three months ended March 31, 2014 GM changed its managerial and financial reporting structure to reclassify the results of its Russian subsidiaries previously reported in its GMIO segment to its GME segment. Prior year segment results have been reclassified so all information is shown on a comparable basis. Consolidated results are unaffected by this change.

(b)	GM Financial amounts represent income before income taxes-adjusted.

(c)	GM's automotive operations' interest income and interest expense are recorded centrally in Corporate.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The following tables summarize the impact of special items to EBIT-adjusted (in millions):

	Year Ended December 31, 2014
	GMNA	GME	GMIO	GMSA	Corporate	GM Financial	Total
Catch-up adjustment related to change in estimate for recall campaigns	$(874)	$—	$—	$—	$—	$—	$(874)
Venezuela currency devaluation charges	—	—	—	(419)	—	—	(419)
Asset impairment charges	—	(245)	(158)	—	—	—	(403)
Ignition Switch Compensation Program	—	—	—	—	(400)	—	(400)
Goodwill impairment charges	—	—	—	(120)	—	—	(120)
Charges related to flood damage, net of insurance recoveries	(101)	—	—	—	—	—	(101)
Costs related to the withdrawal of the Chevrolet brand in Europe	—	—	(22)	—	—	12	(10)
Total impact of special items	$(975)	$(245)	$(180)	$(539)	$(400)	$12	$(2,327)

	Year Ended December 31, 2013
	GMNA	GME	GMIO	GMSA	Corporate	GM Financial	Total
Asset impairment charges	$—	$—	$(774)	$—	$—	$—	$(774)
Costs related to the withdrawal of the Chevrolet brand in Europe	—	—	(621)	—	—	(15)	(636)
Reversal of GM Korea wage litigation accrual	—	—	577	—	—	—	577
Gain on sale of equity investment in Ally Financial	—	—	—	—	483	—	483
Goodwill impairment charges	—	—	(442)	—	—	—	(442)
Venezuela currency devaluation charges	—	—	—	(162)	—	—	(162)
Gain on sale of equity investment in PSA	—	152	—	—	—	—	152
Noncontrolling interests related to redemption of the GM Korea mandatorily redeemable preferred shares	—	—	67	—	—	—	67
Pension settlement charges	(56)	—	—	—	—	—	(56)
Charges related to PSA product development agreement	(49)	—	—	—	—		(49)
Income related to insurance recoveries	5	1	24	5	—	—	35
Total impact of special items	$(100)	$153	$(1,169)	$(157)	$483	$(15)	$(805)

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The following table summarizes the reconciliation of Automotive adjusted free cash flow to Automotive net cash provided by operating activities (dollars in millions):

	Three Months Ended		Years Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Automotive adjusted free cash flow	$1,799	$1,127	$3,146	$3,697
Less: Adjustments	—	154	53	225
Capital expenditures	1,987	1,779	7,039	7,549
Automotive net cash provided by operating activities	$3,786	$2,752	$10,132	$11,021

Adjustments included: (1) pension contributions of $53 million and $71 million related to the previously announced annuitization of the U.S. salaried pension plan in August 2014 and March 2013; and (2) accrued interest on the prepayment of the Canadian Health Care Trust notes of $154 million in October 2013.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The following tables summarize key financial information by segment (dollars in millions):

	GMNA	GME	GMIO	GMSA	Corporate	Eliminations	Total Automotive	GM Financial	Eliminations	Total
Three Months Ended December 31, 2014
Total net sales and revenue	$25,308	$5,415	$3,844	$3,711	$38		$38,316	$1,305	$(4)	$39,617

Expenditures for property	$1,418	$300	$98	$143	$20	$8	$1,987	$15	$—	$2,002

Depreciation, amortization and impairment of long-lived assets and finite-lived intangible assets	$1,040	$121	$258	$89	$20	$(1)	$1,527	$295	$—	$1,822

Equity income (loss)	$5	$(52)	$516	$—	$—	$—	$469	$—	$—	$469

	GMNA	GME	GMIO	GMSA	Corporate	Eliminations	Total Automotive	GM Financial	Eliminations	Total
Three Months Ended December 31, 2013
Total net sales and revenue	$25,117	$5,708	$4,429	$4,098	$36		$39,388	$1,101	$(4)	$40,485

Expenditures for property	$1,269	$256	$147	$91	$16	$—	$1,779	$6	$—	$1,785

Depreciation, amortization and impairment of long-lived assets and finite-lived intangible assets	$1,278	$91	$1,226	$153	$16	$—	$2,764	$158	$—	$2,922

Equity income	$5	$6	$378	$1	$—	$—	$390	$—	$—	$390

	GMNA	GME	GMIO	GMSA	Corporate	Eliminations	Total Automotive	GM Financial	Eliminations	Total
Year Ended December 31, 2014
Total net sales and revenue	$101,199	$22,235	$14,392	$13,115	$151		$151,092	$4,854	$(17)	$155,929

Expenditures for property	$4,985	$887	$681	$359	$127	$—	$7,039	$52	$—	$7,091

Depreciation, amortization and impairment of long-lived assets and finite-lived intangible assets	$4,376	$627	$740	$386	$75	$(4)	$6,200	$918	$—	$7,118

Equity income (loss)	$19	$(45)	$2,120	$—	$—	$—	$2,094	$—	$—	$2,094

	GMNA	GME	GMIO	GMSA	Corporate	Eliminations	Total Automotive	GM Financial	Eliminations	Total
Year Ended December 31, 2013
Total net sales and revenue	$95,099	$21,962	$18,411	$16,478	$150		$152,100	$3,344	$(17)	$155,427

Expenditures for property	$5,466	$818	$724	$444	$92	$5	$7,549	$16	$—	$7,565

Depreciation, amortization and impairment of long-lived assets and finite-lived intangible assets	$4,216	$426	$1,786	$522	$63	$(1)	$7,012	$498	$(10)	$7,500

Equity income	$15	$34	$1,760	$1	$—	$—	$1,810	$—	$—	$1,810
_________

(a)
In the three months ended March 31, 2014 GM changed its managerial and financial reporting structure to reclassify the results of its Russian subsidiaries previously reported in its GMIO segment to its GME segment. Prior year segment results have been reclassified so all information is shown on a comparable basis. Consolidated results are unaffected by this change.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

	Years Ended
	December 31, 2014	December 31, 2013	December 31, 2012
Worldwide Employment (in thousands)
GMNA(a)	110	109	101
GME	37	37	40
GMIO	33	36	36
GMSA	29	31	32
GM Financial(b)	7	6	4
Total Worldwide	216	219	213

U.S. - Salaried	40	36	30
U.S. - Hourly	51	51	50
_________

(a)
Increase in GMNA employees in the year ended December 31, 2013 includes an increase of approximately 4,000 employees due to insourcing of certain information technology support functions that were previously provided by outside parties and an increase of approximately 3,000 employees due to increase in launches and ramp up in manufacturing volume.

(b)	Increase in GM Financial employees in the year ended December 31, 2013 is due to the acquisition of certain Ally Financial international operations.

Vehicle Sales

GM presents both wholesale and retail vehicle sales data to assist in the analysis of its revenue and market share. GM does not currently export vehicles to Cuba, Iran, North Korea, Sudan or Syria. Accordingly, these countries are excluded from industry sales data in the tables below and corresponding calculations of its market share.

Wholesale Vehicle Sales

Wholesale vehicle sales data, which represents sales directly to dealers and others, is the measure that correlates vehicle sales to revenue from the sale of vehicles, which is the largest component of automotive Net sales and revenue. Wholesale vehicle sales exclude vehicles produced by unconsolidated joint ventures. In the year ended December 31, 2014, 52.9% of GMs wholesale vehicle sales volume was generated outside the U.S. The following table summarizes total wholesale vehicle sales of new vehicles by automotive segment (vehicles in thousands):

	Three Months Ended		Years Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
GMNA	849	863	3,320	3,276
GME(a)	303	297	1,172	1,163
GMIO(a)	177	231	655	921
GMSA	249	260	886	1,053
Worldwide	1,578	1,651	6,033	6,413
_________

(a)
In the three months ended March 31, 2014 GM changed its managerial and financial reporting structure to reclassify the results of its Russian subsidiaries previously reported in its GMIO segment to its GME segment. Prior year segment results have been reclassified so all information is shown on a comparable basis. Consolidated results are unaffected by this change.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

Retail Vehicle Sales and Market Share

Retail vehicle sales data, which represents estimated sales to the end customer, including fleets, does not correlate directly to the revenue GM recognizes during the period. However, retail vehicle sales data is indicative of the underlying demand for GM vehicles, is the basis for its market share, and is based upon the good faith estimates of management. Retail vehicle sales data includes all sales by joint ventures on a total vehicle basis, not based on the percentage of ownership in the joint venture. Certain joint venture agreements in China allow for the contractual right to report vehicle sales of non-GM trademarked vehicles by those joint ventures. Market share information is based primarily on retail vehicle sales volume, but estimates may be used where retail vehicle sales volume is not available.

In countries where end customer data is not readily available other data sources, such as wholesale or forecast volumes, are used to estimate retail vehicle sales. Certain fleet sales that are accounted for as operating leases are included in retail vehicle sales at the time of delivery to the daily rental car companies. Market share information is based on retail vehicles sales volume. The following table summarizes total industry retail sales volume, or estimated sales volume where retail sales volume is not available, of new vehicles and the related competitive position by geographic region (vehicles in thousands):

	Three Months Ended		Years Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Retail Vehicle Sales
United States
Chevrolet - Cars	193	189	881	851
Chevrolet - Trucks	215	180	770	714
Chevrolet - Crossovers	83	85	383	382
Cadillac	43	49	171	183
Buick	58	48	229	206
GMC	135	118	501	450
Total United States	727	669	2,935	2,786
Canada, Mexico and Other	127	115	478	448
Total North America	854	784	3,413	3,234
Europe
Opel/Vauxhall	259	251	1,076	1,041
Chevrolet	38	84	178	350
Other	1	1	2	2
Total Europe	298	336	1,256	1,393
Asia/Pacific, Middle East and Africa
Chevrolet	368	353	1,344	1,321
Wuling	372	397	1,609	1,484
Buick	249	204	920	810
Holden	27	33	120	124
GMC	6	9	29	34
Cadillac	23	19	79	55
Other	120	70	277	230
Total Asia/Pacific, Middle East and Africa	1,165	1,085	4,378	4,058
South America
Chevrolet	234	266	871	1,031
Other	2	1	7	6
Total South America	236	267	878	1,037
Total Worldwide	2,553	2,472	9,925	9,722

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The vehicle sales at our China joint ventures (China JVs) presented in the following table are included in our retail vehicle sales (vehicles in thousands):

	Three Months Ended		Years Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Joint venture sales in China
SAIC General Motors Sales Co., Ltd.	481	401	1,710	1,515
SAIC-GM-Wuling Automobile Co., Ltd. and FAW-GM Light Duty Commercial Vehicle Co., Ltd.	478	446	1,830	1,644

	Three Months Ended		Years Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Market Share
United States - Cars	13.4%	13.7%	14.1%	14.1%
United States - Trucks	24.9%	23.1%	23.4%	23.5%
United States - Crossovers	15.5%	16.8%	16.7%	17.6%
Total United States	17.4%	17.2%	17.4%	17.5%
Total North America	16.9%	16.7%	16.9%	16.9%
Total Europe	6.3%	7.2%	6.7%	7.6%
Total Asia/Pacific, Middle East and Africa	10.5%	10.0%	10.2%	9.8%
Total South America	16.8%	17.8%	16.6%	17.5%
Total Worldwide	11.4%	11.4%	11.4%	11.5%

U.S. Retail/Fleet Mix
% Fleet Sales - Cars	29.2%	21.9%	29.5%	26.4%
% Fleet Sales - Trucks	19.1%	24.4%	21.8%	24.2%
% Fleet Sales - Crossovers	13.0%	15.6%	19.1%	18.6%
Total Vehicles	21.1%	21.3%	24.0%	23.6%

North America Capacity Utilization	98.9%	101.9%	103.9%	99.8%

General Motors Company and Subsidiaries
Consolidating Income Statements
(In millions)
(Unaudited)

	Year Ended December 31, 2014				Year Ended December 31, 2013				Year Ended December 31, 2012
	Automotive	GM Financial	Eliminations	Consolidated	Automotive	GM Financial	Eliminations	Consolidated	Automotive	GM Financial	Eliminations	Consolidated
Net sales and revenue
Automotive	$151,092	$—	$—	$151,092	$152,100	$—	$(8)	$152,092	$150,293	$—	$2	$150,295
GM Financial	—	4,854	(17)	4,837	—	3,344	(9)	3,335	—	1,961	—	1,961
Total	151,092	4,854	(17)	155,929	152,100	3,344	(17)	155,427	150,293	1,961	2	152,256
Costs and expenses
Automotive cost of sales	138,094	—	(12)	138,082	134,929	—	(4)	134,925	140,223	—	13	140,236
GM Financial operating and other expenses	—	4,039	—	4,039	—	2,461	(13)	2,448	—	1,217	(10)	1,207
Automotive selling, general and administrative expense	12,158	—	—	12,158	12,382	—	—	12,382	14,031	—	—	14,031
Goodwill impairment charges	120	—	—	120	541	—	—	541	27,145	—	—	27,145
Total costs and expenses	150,372	4,039	(12)	154,399	147,852	2,461	(17)	150,296	181,399	1,217	3	182,619
Operating income (loss)	720	815	(5)	1,530	4,248	883	—	5,131	(31,106)	744	(1)	(30,363)
Automotive interest expense	409	—	(6)	403	338	—	(4)	334	489	—	—	489
Interest income and other non-operating income, net	824	—	(1)	823	1,066	—	(3)	1,063	845	—	—	845
Gain (loss) on extinguishment of debt	202	—	—	202	(212)	—	—	(212)	(250)	—	—	(250)
Equity income	2,094	—	—	2,094	1,810	—	—	1,810	1,562	—	—	1,562
Income (loss) before income taxes	3,431	815	—	4,246	6,574	883	1	7,458	(29,438)	744	(1)	(28,695)
Income tax expense (benefit)	(92)	320	—	228	1,826	300	1	2,127	(35,007)	177	(1)	(34,831)
Net income	3,523	495	—	4,018	4,748	583	—	5,331	5,569	567	—	6,136
Net (income) loss attributable to noncontrolling interests	(69)	—	—	(69)	15	—	—	15	52	—	—	52
Net income attributable to stockholders	$3,454	$495	$—	$3,949	$4,763	$583	$—	$5,346	$5,621	$567	$—	$6,188

General Motors Company and Subsidiaries
Basic and Diluted Earnings per Share
(Unaudited)

The following table summarizes basic and diluted earnings per share (in millions, except per share amounts):

	Three Months Ended		Years Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Basic earnings per share
Net income attributable to stockholders	$1,987	$1,040	$3,949	$5,346
Less: cumulative dividends on preferred stock and charge related to redemption and purchase of preferred stock(a)	(882)	(127)	(1,145)	(1,576)
Net income attributable to common stockholders	$1,105	$913	$2,804	$3,770
Weighted-average common shares outstanding - basic	1,612	1,436	1,605	1,393
Basic earnings per common share	$0.69	$0.64	$1.75	$2.71
Diluted earnings per share
Net income attributable to stockholders	$1,987	$1,040	$3,949	$5,346
Add: preferred dividends to holders of Series B Preferred Stock		40		218
Less: cumulative dividends on preferred stock and charge related to redemption and purchase of preferred stock(a)	(882)	(127)	(1,145)	(1,576)
Less: earnings adjustment for dilutive stock compensation			(18)
Net income attributable to common stockholders	$1,105	$953	$2,786	$3,988
Weighted-average common shares outstanding - diluted
Weighted-average common shares outstanding - basic	1,612	1,436	1,605	1,393
Dilutive effect of warrants and restricted stock units	68	157	82	149
Dilutive effect of conversion of Series B Preferred Stock		92		134
Weighted-average common shares outstanding - diluted	1,680	1,685	1,687	1,676
Diluted earnings per common share	$0.66	$0.57	$1.65	$2.38
__________

(a)	Includes earned but undeclared dividends of $15 million on GM's Series A Preferred Stock in the year ended December 31, 2013.

General Motors Company and Subsidiaries
Consolidating Balance Sheets
(In millions, except per share amounts)
(Unaudited)

	December 31, 2014				December 31, 2013
	Automotive	GM Financial	Eliminations	Consolidated	Automotive	GM Financial	Eliminations	Consolidated
ASSETS
Current Assets
Cash and cash equivalents	$15,980	$2,974	$—	$18,954	$18,947	$1,074	$—	$20,021
Marketable securities	9,222	—	—	9,222	8,972	—	—	8,972
Restricted cash and marketable securities	136	1,202	—	1,338	31	1,216	—	1,247
Accounts and notes receivable, net	9,396	788	(1,106)	9,078	8,806	846	(1,117)	8,535
GM Financial receivables, net	—	16,705	(177)	16,528	—	14,340	(62)	14,278
Inventories	13,642	—	—	13,642	14,039	—	—	14,039
Equipment on operating leases, net	3,564	—	—	3,564	2,398	—	—	2,398
Deferred income taxes	9,440	320	—	9,760	10,195	154	—	10,349
Other current assets	1,410	174	—	1,584	1,531	130	1	1,662
Total current assets	62,790	22,163	(1,283)	83,670	64,919	17,760	(1,178)	81,501
Non-current Assets
Restricted cash and marketable securities	67	868	—	935	88	741	—	829
GM Financial receivables, net	—	16,006	—	16,006	—	14,354	—	14,354
Equity in net assets of nonconsolidated affiliates	8,350	—	—	8,350	8,094	—	—	8,094
Property, net	27,570	173	—	27,743	25,736	132	(1)	25,867
Goodwill	—	1,427	—	1,427	137	1,422	1	1,560
Intangible assets, net	4,945	38	—	4,983	5,603	64	1	5,668
GM Financial equipment on operating leases, net	—	7,060	—	7,060	—	3,383	—	3,383
Deferred income taxes	25,439	(25)	—	25,414	22,620	116	—	22,736
Other assets	2,573	151	(635)	2,089	2,853	112	(613)	2,352
Total non-current assets	68,944	25,698	(635)	94,007	65,131	20,324	(612)	84,843
Total Assets	$131,734	$47,861	$(1,918)	$177,677	$130,050	$38,084	$(1,790)	$166,344
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable (principally trade)	$22,463	$716	$(650)	$22,529	$23,550	$589	$(518)	$23,621
Short-term debt and current portion of long-term debt
Automotive	1,131	—	(631)	500	1,223	—	(659)	564
GM Financial	—	14,488	—	14,488	—	13,594	—	13,594
Accrued liabilities	27,444	741	(1)	28,184	23,980	653	—	24,633
Total current liabilities	51,038	15,945	(1,282)	65,701	48,753	14,836	(1,177)	62,412
Non-current Liabilities
Long-term debt
Automotive	8,910	—	—	8,910	6,574	—	(1)	6,573
GM Financial	—	22,943	—	22,943	—	15,452	—	15,452
Postretirement benefits other than pensions	6,229	—	—	6,229	5,897	—	—	5,897
Pensions	23,676	112	—	23,788	19,378	105	—	19,483
Other liabilities	13,396	1,322	(636)	14,082	12,748	1,217	(612)	13,353
Total non-current liabilities	52,211	24,377	(636)	75,952	44,597	16,774	(613)	60,758
Total Liabilities	103,249	40,322	(1,918)	141,653	93,350	31,610	(1,790)	123,170
Commitments and contingencies
Equity
Series A preferred stock, $0.01 par value	—	—	—	—	3,109	—	—	3,109
Common stock, $0.01 par value	16	—	—	16	15	—	—	15
Additional paid-in capital	28,937	—	—	28,937	28,780	—	—	28,780
Retained earnings	6,604	7,973	—	14,577	7,353	6,463	—	13,816
Accumulated other comprehensive income (loss)	(7,639)	(434)	—	(8,073)	(3,124)	11	—	(3,113)
Total stockholders’ equity	27,918	7,539	—	35,457	36,133	6,474	—	42,607
Noncontrolling interests	567	—	—	567	567	—	—	567
Total Equity	28,485	7,539	—	36,024	36,700	6,474	—	43,174
Total Liabilities and Equity	$131,734	$47,861	$(1,918)	$177,677	$130,050	$38,084	$(1,790)	$166,344

General Motors Company and Subsidiaries
Consolidating Statements of Cash Flows
(In millions)
(Unaudited)

	Year Ended December 31, 2014
	Automotive	GM Financial	Reclassification (a)	Consolidated
Cash flows from operating activities
Net income	$3,523	$495	$—	$4,018
Depreciation, amortization and impairment charges	6,320	918	—	7,238
Foreign currency remeasurement and transaction losses	430	7	—	437
Amortization of discount and issuance costs on debt issues	82	99	—	181
Undistributed earnings of nonconsolidated affiliates and gains on investments	(301)	—		(301)
Pension contributions and OPEB payments	(1,310)	(5)	—	(1,315)
Pension and OPEB expense, net	434	5	—	439
Gains on extinguishment of debt	(202)	—	—	(202)
Benefit for deferred taxes	(528)	(46)	—	(574)
Change in other operating assets and liabilities	1,943	301	(2,000)	244
Other operating activities	(259)	152	—	(107)
Net cash provided by operating activities	10,132	1,926	(2,000)	10,058
Cash flows from investing activities
Expenditures for property	(7,039)	(52)	—	(7,091)
Available-for-sale marketable securities, acquisitions	(7,636)	—	—	(7,636)
Trading marketable securities, acquisitions	(1,518)	—	—	(1,518)
Available-for-sale marketable securities, liquidations	6,874	—	—	6,874
Trading marketable securities, liquidations	1,881	—	—	1,881
Acquisition of companies, net of cash acquired	(7)	(46)	—	(53)
Increase in restricted cash and marketable securities	(272)	(567)	—	(839)
Decrease in restricted cash and marketable securities	180	335	—	515
Purchase of finance receivables	—	(16,744)	2,000	(14,744)
Principal collections and recoveries on finance receivables	—	10,860	—	10,860
Purchases of leased vehicles, net	—	(4,776)	—	(4,776)
Proceeds from termination of leased vehicles	—	533	—	533
Other investing activities	298	(2)	—	296
Net cash used in investing activities	(7,239)	(10,459)	2,000	(15,698)
Cash flows from financing activities
Net increase (decrease) in short-term debt	(79)	470	—	391
Proceeds from issuance of debt (original maturities greater than three months)	3,119	28,254	—	31,373
Payments on debt (original maturities greater than three months)	(745)	(18,779)	—	(19,524)
Payments to purchase stock	(3,277)	—	—	(3,277)
Dividends paid (including charge related to redemption of Series A Preferred Stock)	(3,165)	—	—	(3,165)
Other financing activities	4	(127)	—	(123)
Net cash provided by (used in) financing activities	(4,143)	9,818	—	5,675
Effect of exchange rate changes on cash and cash equivalents	(1,022)	(80)	—	(1,102)
Net transactions with Automotive/GM Financial	(695)	695	—	—
Net increase (decrease) in cash and cash equivalents	(2,967)	1,900	—	(1,067)
Cash and cash equivalents at beginning of period	18,947	1,074		20,021
Cash and cash equivalents at end of period	$15,980	$2,974	$—	$18,954
__________

(a)	Reclassification of purchases/collections of wholesale finance receivables resulting from vehicles sold by GM to dealers that have arranged their inventory floor plan financing through GM Financial.

General Motors Company and Subsidiaries
Consolidating Statements of Cash Flows — (Continued)
(In millions)
(Unaudited)

	Year Ended December 31, 2013
	Automotive	GM Financial	Consolidated
Cash flows from operating activities
Net income	$4,748	$583	$5,331
Depreciation, amortization and impairment charges	7,553	488	8,041
Foreign currency remeasurement and transaction (gains) losses	352	(2)	350
Amortization of discount and issuance costs on debt issues	83	31	114
Undistributed earnings of nonconsolidated affiliates and gain on investments	(92)	—	(92)
Pension contributions and OPEB payments	(1,455)	(3)	(1,458)
Pension and OPEB expense, net	633	5	638
Losses on extinguishment of debt	212	—	212
Provision for deferred taxes	1,385	176	1,561
Change in other operating assets and liabilities	(1,412)	86	(1,326)
Other operating activities	(986)	245	(741)
Net cash provided by operating activities	11,021	1,609	12,630
Cash flows from investing activities
Expenditures for property	(7,549)	(16)	(7,565)
Available-for-sale marketable securities, acquisitions	(6,754)	—	(6,754)
Trading marketable securities, acquisitions	(3,214)	—	(3,214)
Available-for-sale marketable securities, liquidations	3,566	—	3,566
Trading marketable securities, liquidations	6,538	—	6,538
Acquisition of companies, net of cash acquired	(8)	(2,615)	(2,623)
Proceeds from sale of business units/investments, net of cash disposed	896	—	896
Increase in restricted cash and marketable securities	(308)	(676)	(984)
Decrease in restricted cash and marketable securities	698	409	1,107
Purchases of finance receivables	—	(10,838)	(10,838)
Principal collections and recoveries on finance receivables	—	7,555	7,555
Purchases of leased vehicles, net	—	(2,254)	(2,254)
Proceeds from termination of leased vehicles	—	217	217
Other investing activities	(12)	3	(9)
Net cash used in investing activities	(6,147)	(8,215)	(14,362)
Cash flows from financing activities
Net increase in short-term debt	156	—	156
Proceeds from issuance of debt (original maturities greater than three months)	5,430	22,611	28,041
Payments on debt (original maturities greater than three months)	(2,797)	(17,394)	(20,191)
Payments to purchase stock	(2,438)	—	(2,438)
Dividends paid (including charge related to purchase of Series A Preferred Stock)	(1,687)	—	(1,687)
Other financing activities	(76)	(74)	(150)
Net cash provided by (used in) financing activities	(1,412)	5,143	3,731
Effect of exchange rate changes on cash and cash equivalents	(391)	(9)	(400)
Net transactions with Automotive/GM Financial	(1,257)	1,257	—
Net increase (decrease) in cash and cash equivalents	1,814	(215)	1,599
Cash and cash equivalents at beginning of period	17,133	1,289	18,422
Cash and cash equivalents at end of period	$18,947	$1,074	$20,021

General Motors Company and Subsidiaries
Consolidating Statements of Cash Flows — (Continued)
(In millions)
(Unaudited)

	Year Ended December 31, 2012
	Automotive	GM Financial	Consolidated
Cash flows from operating activities
Net income	$5,569	$567	$6,136
Depreciation, amortization and impairment charges	38,546	216	38,762
Foreign currency remeasurement and transaction losses	117	—	117
Amortization of discount (premium) and issuance costs on debt issues	189	(1)	188
Undistributed earnings of nonconsolidated affiliates gain on investments	(179)	—	(179)
Pension contributions and OPEB payments	(3,759)	—	(3,759)
Pension and OPEB expense, net	3,232	—	3,232
Losses on extinguishment of debt	250	—	250
Benefit for deferred taxes	(35,462)	(99)	(35,561)
Change in other operating assets and liabilities	573	57	630
Other operating activities	555	234	789
Net cash provided by operating activities	9,631	974	10,605
Cash flows from investing activities
Expenditures for property	(8,055)	(13)	(8,068)
Available-for-sale marketable securities, acquisitions	(4,650)	—	(4,650)
Trading marketable securities, acquisitions	(6,234)	—	(6,234)
Available-for-sale marketable securities, liquidations	10,519	—	10,519
Trading marketable securities, liquidations	7,267	—	7,267
Acquisition of companies, net of cash acquired	(44)	—	(44)
Proceeds from sale of business units/investments, net of cash disposed	18	—	18
Increase in restricted cash and marketable securities	(525)	(136)	(661)
Decrease in restricted cash and marketable securities	1,043	483	1,526
Purchases of finance receivables	—	(6,122)	(6,122)
Principal collections and recoveries on finance receivables	—	4,007	4,007
Purchases of leased vehicles, net	—	(1,050)	(1,050)
Proceeds from termination of leased vehicles	4	55	59
Other investing activities	(72)	—	(72)
Net cash used in investing activities	(729)	(2,776)	(3,505)
Cash flows from financing activities
Net decrease in short-term debt	(247)	—	(247)
Proceeds from issuance of debt (original maturities greater than three months)	436	8,600	9,036
Payments on debt (original maturities greater than three months)	(1,143)	(6,234)	(7,377)
Payments to purchase stock	(5,098)	—	(5,098)
Dividends paid	(939)	—	(939)
Other financing activities	(68)	(48)	(116)
Net cash provided by (used in) financing activities	(7,059)	2,318	(4,741)
Effect of exchange rate changes on cash and cash equivalents	(9)	1	(8)
Net transactions with Automotive/GM Financial	(200)	200	—
Net increase in cash and cash equivalents	1,634	717	2,351
Cash and cash equivalents at beginning of period	15,499	572	16,071
Cash and cash equivalents at end of period	$17,133	$1,289	$18,422